UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023
CONN’S, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800, The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Appointment of Chief Accounting Officer
On April 25, 2023, Conn’s, Inc. (the “Company”) announced the appointment of Mr. Timothy Santo as its Chief Accounting Officer, effective April 24, 2023 (the “Start Date”). In this role, Mr. Santo will be responsible for leading the Company’s accounting matters and will report to Mr. George Bchara, the Company’s Executive Vice President and Chief Financial Officer.
Prior to joining the Company, Mr. Santo, age 46, served as Senior Vice President & Global Controller of PRA Group, from 2018 to 2023. From 2017 to 2018, Mr. Santo occupied a Senior Manager role at Grant Thornton LLP. Prior to joining Grant Thornton, Mr. Santo spent well over a decade at General Electric and GE Capital in a number of accounting related roles and several years at PricewaterhouseCoopers LLP. Mr. Santo has a Master of Business Administration from the University of Rochester, a Bachelor of Science from the State University of New York, College at Fredonia and is a certified public accountant.
Pursuant to a compensation package recommended by the Compensation Committee and approved by the Board, Mr. Santo’s annual salary will be $350,000, he will participate in the Company’s annual cash incentive program based on a percentage of his annual base salary, with a target bonus percentage of 50% and a maximum bonus percentage of 100% and receive a sign-on equity grant valued at $225,000 in the form of Restricted Stock Units (RSUs) on his date of hire. The RSUs vest ratably over the three-year period beginning on the first anniversary of the grant date.
In the event Mr. Santo’s employment is involuntarily terminated without cause, he will be entitled to the terms of the Company’s previously filed Executive Severance Plan, which provides for twelve months’ continuation of base salary and eligibility for health care coverage at employee rates. Effective on the Start Date, the Company and Mr. Santo also entered into the Form Indemnification Agreement, the form of which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 23, 2003, the terms of which are described more fully under the section entitled “Indemnification Arrangements” in the Company’s 2023 Proxy Statement filed with the SEC on April 13, 2023, which descriptions are incorporated by reference herein. The Company’s Executive Severance Plan is filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2020, filed with the SEC on September 3, 2020, and is incorporated by reference herein.
There are no transactions in which Mr. Santo has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Date:	April 25, 2023	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel & Secretary